SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


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                      SHOREWOOD PACKAGING CORPORATION
             (Name of Registrant as Specified in Its Charter)


 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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 FOR IMMEDIATE RELEASE

                                  CONTACT:
                                  Sard Verbinnen & Co.
                                  David Reno/Paul Caminiti/ Brandy Bergman
                                  (212) 687-8080



                      SHOREWOOD PACKAGING COMMENTS ON
                          DELAWARE COURT DECISION
       _____________________________________________________________


      NEW YORK, FEB. 7, 2000 - Shorewood Packaging Corporation (NYSE: SWD) today issued the following comments regarding the Delaware Chancery Court's decision today rejecting Shorewood's contention that Chesapeake Corporation (NYSE: CSK) is an "interested stockholder" and disallowing Shorewood's super-majority bylaw.

      Marc P. Shore, Chairman and Chief Executive Officer, stated, "We strongly disagree with the Court's decision and will consider an appeal. It remains clear to us that Chesapeake's goal is to acquire Shorewood at the lowest price possible - currently an inadequate price. In the face of Chesapeake's coercive efforts, the Board has been actively evaluating strategic alternatives to enhance value for all Shorewood shareholders. As part of this process, we've had meaningful discussions with interested parties about alternatives that would create value significantly in excess of Chesapeake's inadequate offer. While we are moving quickly forward with this process, there can be no assurance that a transaction will occur."

      Mr. Shore continued, "We strongly urge that Shorewood shareholders do not tender their shares into Chesapeake's inadequate offer and instead support the value-enhancing efforts of Shorewood's Board in the upcoming consent solicitation. Electing Chesapeake's hand-picked slate of directors, none of whom are currently employed running a business of any kind, would ensure that Shorewood stockholders receive less than fair value for their shares."

      Shorewood's Special Strategic Committee of Independent Directors recently engaged Greenhill & Co., LLC as its financial advisor to assist in the process of exploring and evaluating strategic alternatives which could enhance value. In December 1999, Shorewood's Board of Directors voted unanimously to recommend that stockholders reject the unsolicited $17.25 per share tender offer by Chesapeake and not tender any of their shares pursuant to the offer.

      Shorewood Packaging Corporation is a leading value-added provider of high quality printing and paperboard packaging for the computer software, cosmetics and toiletries, food, home video, music, tobacco and general consumer markets in North America and China, with 16 plants in the United States, Canada and China.

                                    ###

 Certain statements included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). While the safe harbors intended to be created by the Act are not available to statements made in connection with a tender offer, it has not been judicially determined whether such safe harbor provisions apply to forward-looking statements made in connection with a consent solicitation conducted in connection with a tender offer. However, the consent solicitation by Chesapeake Corporation is intended to facilitate its tender offer, and the statements made herein may be deemed to have been made in connection with such tender offer. Accordingly, such statements may not be covered by the safe harbor provisions of the Act. Any forward-looking statements made herein are only predictions, subject to risks and uncertainties that exist in the business environment which could render actual outcomes and results materially different from those expressed in such statements, including, but not limited to, general economic and business conditions, competition, political changes in international markets, raw material and other operating costs; costs of capital equipment, changes in foreign currency exchange rates, changes in business strategy or expansion plans, the results of continuing environmental compliance testing and monitoring; quality of management; availability, terms and development of capital, fluctuating interest rates and other factors referenced in this release and in Shorewood's annual report on Form 10-K and quarterly reports on Form 10-Q.

 THIS PRESS RELEASE DOES NOT CONSTITUTE A SOLICITATION TO REVOKE CONSENTS IN CONNECTION WITH THE CONSENT SOLICITATION OF CHESAPEAKE CORPORATION. ANY SUCH SOLICITATION WILL BE MADE ONLY BY MEANS OF SEPARATE CONSENT SOLICITATION MATERIALS COMPLYING THE REQUIREMENTS OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                CERTAIN INFORMATION CONCERNING PARTICIPANTS

 Shorewood Packaging Corporation ("Shorewood") and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to the consent solicitation being conducted by Chesapeake Corporation ("Chesapeake"). The participants in this solicitation may include: (i) the directors of Shorewood (Marc P. Shore (Chairman of the Board and Chief Executive Officer), Howard M. Liebman (President and Chief Financial Officer), Leonard Verebay (Executive Vice President), Andrew N. Shore (Vice President and General Counsel), Kevin J. Bannon, Sharon R. Fairley, Virginia A. Kamsky, R. Timothy O'Donnell and William P. Weidner; and (ii) William H. Hogan (Senior Vice President, Finance and Corporate Controller). As of the date of this communication, the number of shares of common stock, par value $0.01 per share ("Common Stock"), beneficially owned by the Shorewood participants (including shares subject to stock options exercisable within 60 days) is as follows: Marc P. Shore (4,750,485), Howard M. Liebman (233,269), Leonard J. Verebay (500,180), Andrew N. Shore (169,052), Kevin
 J. Bannon (33,000), Virginia A. Kamsky (4,500), R. Timothy O'Donnell (326,118); William P. Weidner (57,000); and William H. Hogan (30,500).

 Shorewood has retained Bear, Stearns & Co. Inc. ("Bear Stearns") and Jefferson Capital Group, Ltd. ("Jefferson Capital") to act as its co-financial advisors in connection with the tender offer (the "Offer") by Chesapeake and its wholly owned subsidiary, Sheffield, Inc., to purchase shares of Common Stock for $17.25 per share net to the seller in cash, for which Bear Stearns and Jefferson Capital may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Shorewood has agreed to indemnify Bear Stearns, Jefferson Capital and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Neither Bear Stearns nor Jefferson Capital admit that they or any of their partners, directors, officers, employees, affiliates or controlling persons, if any, is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation of consent revocations, or that Schedule 14A requires the disclosure of certain information concerning Bear Stearns and Jefferson Capital, respectively.

 In connection with Bear Stearns' role as co-financial advisor to Shorewood, Bear Stearns and the following investment banking employees of Bear Stearns may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom:
 Terence Cryan (Senior Managing Director), Charles Edelman (Senior Managing Director), Mark A. Van Lith (Managing Director) and Karen Duffy (Vice President). Bear Stearns engages in a full range of investment banking, securities trading, market- making and brokerage services for institutional and individual clients. In the normal course of its business Bear Stearns may trade securities of Shorewood for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities. Bear Stearns has informed Shorewood that, as of the date hereof, Bear Stearns held, net long, no shares of Common Stock for its own account. Bear Stearns and certain of its affiliates may have voting and dispositive power with respect to certain shares of Common Stock held in asset management, brokerage and other accounts. Bear Stearns and such affiliates disclaim beneficial ownership of such shares of Common Stock.

 In connection with Jefferson Capital's role as co-financial advisor to Shorewood, Jefferson Capital and the following investment banking employees of Jefferson Capital may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom: R. Timothy O'Donnell (President) and Louis W. Moelchert (Vice President). R. Timothy O'Donnell is the beneficial owner of 276,118 shares of Common Stock. Louis W. Moelchert is the beneficial owner of 1,500 shares of Common Stock. Jefferson Capital has informed Shorewood that, as of the date hereof, it held 22,231 shares of Common Stock in its investment account.

 The special committee of independent directors (the "Special Committee") of the Shorewood Board of Directors, formed to evaluate strategic alternatives which could enhance stockholder value, has retained Greenhill & Co., LLC ("Greenhill") as its financial advisor. In connection with Greenhill's role as financial advisor to the Special Committee, Greenhill and the following investment banking employees of Greenhill may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom: Robert F. Greenhill (Chairman), Scott L. Bok (Managing Director), James M. Wildasin (Vice President) and Joseph A. McMillan, Jr. (Associate). Greenhill has informed Shorewood that, as of the date hereof, Greenhill held, net long, no shares of Common Stock for its own account.